EXHIBIT 10.6
                                 ------------


                           ASSET PURCHASE AGREEMENT

                                By and between

                      ALTA CALIFORNIA BROADCASTING, INC.

                                      and

                          McCOY BROADCASTING COMPANY

                         for the sale and purchase of

                               STATIONS KNSN(AM)
                                 and KHSL(FM)

                                March 12, 1996

1.   DEFINITIONS                                             5
     1.1.      ACCOUNTS RECEIVABLE                           5
     1.2.      ASSIGNMENT APPLICATION                        5
     1.3.      BUSINESS RECORDS                              6
     1.4.      CLOSING                                       6
     1.5.      CLOSING DATE                                  6
     1.6.      CODE                                          6
     1.7.      CONTRACTS                                     6
     1.8.      ERISA                                         6
     1.9.      FINAL ORDER                                   6
     1.10.     INTANGIBLE PROPERTY                           6
     1.11.     IRS                                           6
     1.12.     REAL PROPERTY                                 6
     1.13.     PROMOTIONAL RIGHTS                            7
     1.14.     PURCHASED ASSETS                              7
     1.15.     RETAINED ASSETS                               7
     1.16.     SALES AGREEMENTS                              7
     1.17.     STATIONS EQUIPMENT                            7
     1.18.     STATIONS LICENSES                             7
     1.19.     TRADE AGREEMENTS                              7
     1.20.     OTHER DEFINITIONS                             8

2.   SALE OF ASSETS                                          8

3.   ESCROW DEPOSIT                                          8

4.   PURCHASE PRICE AND METHOD OF PAYMENT                    8
     4.1.      PAYMENT AT CLOSING                            8
     4.2.      PROMISSORY NOTE                               8
     4.3.      SUBORDINATION                                 9

5.   SELLER'S LIABILITIES                                    9

6.   PRORATIONS                                              9
     6.1.      APPORTIONMENT OF INCOME AND EXPENSE           9
     6.2.      EMPLOYEE COMPENSATION                        10
     6.3.      DETERMINATION AND PAYMENT                    10
          (a)  IN GENERAL                                   10
          (b)  PROPERTY TAXES                               10

7.   COLLECTION OF ACCOUNTS RECEIVABLE                      11

8.   CONDITIONS PRECEDENT                                   11
     8.1.      MUTUAL CONDITIONS                            11
          (a)  COMMISSION CONSENT                           11
          (b)  ABSENCE OF LITIGATION                        11
          (c)  TECHNICAL SERVICES AGREEMENT                 11
     8.2.      CONDITIONS TO BUYER'S OBLIGATION             12
          (a)  REPRESENTATIONS AND WARRANTIES               12
          (b)  COMPLIANCE WITH CONDITIONS                   12
          (c)  VALIDITY OF STATIONS LICENSES                12
          (d)  THIRD-PARTY CONSENTS                         12
          (e)  CONDITION OF STATIONS                        12
          (f)  CLOSING DOCUMENTS                            12
     8.3.      CONDITIONS TO SELLER'S OBLIGATION            12
          (a)  KOFY CP                                      13
          (b)  REPRESENTATIONS AND WARRANTIES               13
          (c)  COMPLIANCE WITH CONDITIONS                   13
          (d)  PAYMENT                                      13
          (e)  CLOSING DOCUMENTS                            13

9.   SATISFACTION OF CONDITIONS                             13
     9.1.      IN GENERAL                                   13
     9.2.      APPLICATION FOR COMMISSION CONSENT           13
     9.3.      OTHER GOVERNMENTAL CONSENTS                  14

10.  CONTROL OF STATIONS                                    14

11.  DAMAGE                                                 14
     11.1.     RISK OF LOSS                                 14
     11.2.     SUBSTANTIAL IMPACT                           14
     11.3.     RESOLUTION OF DISAGREEMENTS                  15

12.  CLOSING                                                15
     12.1.     CLOSING DATE                                 15
     12.2.     PERFORMANCE AT CLOSING                       15
          (a)  BY SELLER                                    15
          (b)  BY BUYER                                     16

13.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS     16
     13.1.          EXISTENCE AND POWER                     16
     13.2.          BINDING AGREEMENT                       16
     13.3.          NO VIOLATION                            17
     13.4.          CONVEYANCE OF PURCHASED ASSETS          17
     13.5.          LICENSES AND AUTHORIZATIONS             17
     13.6.          PERSONAL PROPERTY                       17
     13.7.          CONTRACTS                               18
     13.8.          UTILITIES                               18
     13.9.          PATENTS, TRADEMARKS, COPYRIGHTS         18
     13.10.    INSURANCE                                    18
     13.11.    LITIGATION                                   18
     13.12.    INSOLVENCY PROCEEDINGS                       19
     13.13.    ADMINISTRATIVE VIOLATIONS                    19
     13.14.    TAXES                                        19
     13.15.    ACCESS                                       19
     13.16.    COMPLETE DISCLOSURE                          19
     13.17.    FINANCIAL INFORMATION                        19

14.  BUYER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS     20
     14.1.     EXISTENCE AND POWER                          20
     14.2.     BINDING AGREEMENT                            20
     14.3.     NO VIOLATION                                 20
     14.4.     LICENSEE QUALIFICATIONS                      20
     14.5.     LITIGATION                                   20

15.  INDEMNIFICATION                                        21
     15.1.     BUYER'S RIGHT TO INDEMNIFICATION             21
     15.2.     SELLER'S RIGHT TO INDEMNIFICATION            21
     15.3.     PROCEDURE                                    22
     15.4.     LIMITATIONS ON INDEMNIFICATION RIGHTS        23
     15.5.     INDEMNIFICATION NOT SOLE REMEDY              23

16.  ACCESS TO INFORMATION AND DOCUMENTS AFTER CLOSING      23
     16.1.     BY SELLER                                    23
     16.2.     BY BUYER                                     23

17.  TERMINATION                                            24
     17.1.     ABSENCE OF COMMISSION CONSENT                24
     17.2.     DESIGNATION FOR HEARING                      24
     17.3.     MATERIAL BREACH BY A PARTY                   24

18.  DEFAULT AND REMEDIES                                   25
     18.1.     MATERIAL BREACHES                            25
     18.2.     OPPORTUNITY TO CURE                          25
     18.3.     SELLER'S REMEDIES                            25
     18.4.     BUYER'S REMEDIES                             25

19.  GENERAL PROVISIONS                                     25
     19.1.     BULK SALES ACT                               25
     19.2.     BROKERAGE                                    26
     19.3.     EXPENSES                                     26
     19.4.     NOTICES                                      26
     19.5.     PRIOR NEGOTIATIONS                           27
     19.6.     ENTIRE AGREEMENT; AMENDMENT                  27
     19.7.     EXHIBITS AND APPENDICES                      27
     19.8.     SEVERABILITY                                 27
     19.9.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES   27
     19.10.    WAIVER                                       28
     19.11.    NUMBER AND GENDER                            28
     19.12.    HEADINGS AND CROSS-REFERENCES                28
     19.13.    CHOICE OF LAWS                               28
     19.14.    ARBITRATION                                  28
     19.15.    ASSIGNMENT                                   29
     19.16.    THIRD PARTIES                                29
     19.17.    COUNTERPARTS                                 29
     19.18.    PUBLIC ANNOUNCEMENTS                         29
     19.19.    NO OFFER                                     29

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     This Agreement has been made and entered into as of this 12th day of March, 1995, by and between ALTA CALIFORNIA BROADCASTING, Inc. ("Seller"), a California corporation, and McCOY BROADCASTING COMPANY ("Buyer"), a __________________ corporation ("Buyer").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Seller is the licensee of Stations KNSN (AM), Chico, California and KHSL (FM), Paradise, California, authorized by the Federal Communications Commission to operate on 1290 kHz and 103.5 MHz, respectively ("Stations"); and

     WHEREAS, with certain exceptions, the parties desire that Buyer purchase the assets used or useful in the operation of the Stations and acquire the authorizations issued by the Federal Communications Commission (the "Commission") for the operation of the Stations;

     WHEREAS, simultaneously herewith, Pacific FM, Inc. ("Pacific FM") and Seller have entered into an agreement (the "Pacific FM Agreement") for Pacific FM to purchase the KNSN towers, antenna system and transmitter; and

     WHEREAS, simultaneously herewith, Pacific FM and Buyer have entered into an agreement (the "Technical Services Agreement") by which Pacific FM will move the transmitter, towers and antenna of KNSN(AM) to the current KPAY(AM) site owned by Buyer, KPAY(AM) will turn in its FCC license and Station KOFY(AM), 1050 kHz, San Mateo, California will obtain a construction permit to improve its coverage (the "KOFY CP"); and

     WHEREAS, Buyer desires to enter into a Time Brokerage Agreement ("TBA") to become effective upon execution of this Agreement, and

     WHEREAS, the authorizations issued by the Commission may not be assigned to Buyer without the Commission's prior consent.

     NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties intending to be legally bound, agree as follows:

     1.   DEFINITIONS.
          -----------
          As used in this Agreement, the following terms shall have the following meanings:

          1.1.      ACCOUNTS RECEIVABLE
                    -------------------
                    means the cash accounts receivable, if any, arising from the operation of the Stations prior to Closing.

          1.2.      ASSIGNMENT APPLICATION
                    ----------------------
                    means the application on FCC Form 314 that Seller and Buyer shall join in and file with the Commission requesting its consent to the assignment of the Stations Licenses from Seller to Buyer.

          1.3.      BUSINESS RECORDS
                    ----------------
                    means all business records of Seller relating to the operation of the Stations and not pertaining solely to Seller's internal corporate affairs, in whatever medium those records are stored, including but not limited to all books of account, customer lists, supplier lists, employee personnel files, local public records file materials, engineering data, sales materials, logs, programming records, consultants' reports, ratings reports, budgets, and financial reports and projections. The Business Records shall also include all surveys of the Real Property and all architectural, structural, mechanical and electrical plans and specifications for the buildings, structures, and improvements located thereon that are in Seller's possession.

          1.4.      CLOSING
                    -------
                    means the consummation of the sale and assignment contemplated by this Agreement.

          1.5.      CLOSING DATE
                    ------------
                    means the date on which the Closing takes place.

          1.6.      CODE
                    ----
                    means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          1.7.      CONTRACTS
                    ---------
                    means the contracts, leases, and other agreements listed or described in Appendix A together with all other contracts, leases, and agreements made between the date hereof and the Closing Date as permitted under the terms of this Agreement.

          1.8.      ERISA
                    -----
                    means the Employment Retirement Income Security Act of 1974, as amended.

          1.9.      FINAL ORDER
                    -----------
                    means any Commission action that, by lapse of time or otherwise, is no longer subject to administrative or judicial review, reconsideration, appeal, or stay.

          1.10.     INTANGIBLE PROPERTY
                    -------------------
                    means the goodwill and other intangible assets used in the operation of the Stations, including but not limited to all computer software, magnetic media, electronic data processing files, systems and programs, business lists, trade secrets, and sales and operating plans.

          1.11.     IRS
                    ---
                    means the Internal Revenue Service.

          1.12.     REAL PROPERTY
                    -------------
                    means the real estate leased by Seller used or useful in the operation of the Stations and not excepted from transfer by the terms of this Agreement. All leases of real property used for the Stations are listed or described in Appendix A.

          1.13.     PROMOTIONAL RIGHTS
                    ------------------
                    means the call signs, slogans, jingles, trademarks, tradenames, servicemarks, logos, copyrights, and similar materials and rights listed or described in Appendix C.

          1.14.     PURCHASED ASSETS
                    ----------------
                    means (i) the Stations Licenses and all other transferable licenses, permits, and authorizations issued by any federal, state, or local regulatory agencies that are used in or necessary for the lawful operation of the Stations; (ii) the Stations Equipment; (iii) the Contracts, Sales Agreements, and Trade Agreements to the extent assumed by Buyer pursuant to
Section 5; (iv) the Promotional Rights; (v) the Intangible Property; and (vi) subject to Section 16.1, the Business Records. The Purchased Assets do not, however, include any of the Retained Assets.

          1.15.     RETAINED ASSETS
                    ---------------
                    means (i) books and records that pertain solely to the organization, existence, and capitalization of Seller; (ii) Seller's cash and cash equivalents on hand or in banks, certificates of deposit, money market funds, securities, and similar type investments; (iii) the Accounts Receivable;
(iv) all Contracts, Sales Agreements, and Trade Agreements that have terminated or expired prior to Closing in accordance with the terms thereof and as permitted by this Agreement; (v) all items of tangible personal property that are consumed or otherwise disposed of prior to the Closing Date in the ordinary course of business and as permitted by this Agreement; (vi) Seller's insurance policies in effect on the date of this Agreement or the Closing Date; (vii) all employee pension benefit and profit sharing plans maintained by Seller, the trusts established thereunder, and the assets thereof, (viii) the Real Property comprising the KNSN (AM) transmitter site, (ix) the KNSN (AM) transmitter towers and antenna system, and (x) the leased automation equipment listed in Exhibit ____.

          1.16.     SALES AGREEMENTS
                    ----------------
                    means agreements for the sale of time on the Stations for cash.

          1.17.     STATIONS EQUIPMENT
                    ------------------
                    means all the fixed and tangible personal property used in the operation of the Stations, including but not limited to the tangible personal property listed or described in Appendix B.

          1.18.     STATIONS LICENSES
                    -----------------
                    means the licenses, permits and other authorizations issued by the Commission for the operation of the Stations and their associated broadcast auxiliary Stations, as listed or described in Appendix C.

          1.19.     TRADE AGREEMENTS
                    ----------------
                    means agreements for the sale of time on the Stations in exchange for merchandise or services.

          1.20.     OTHER DEFINITIONS
                    -----------------
                    Other capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

     2.   SALE OF ASSETS.
          --------------
          On the Closing Date, subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, assume, and accept from Seller, all of the Purchased Assets for the Purchase Price to be paid as provided in Section 4.

     3.   ESCROW DEPOSIT.
          --------------
          Upon execution and delivery of this Agreement, Buyer shall deposit the sum of Seventy Thousand Dollars ($70,000) (the "Escrow Deposit") with The Exline Co. ("Escrow Agent"). The Escrow Deposit shall be in cash and shall be held in escrow by Escrow Agent pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit 1. The Escrow Agreement shall be signed by Seller, Buyer, and Escrow Agent simultaneously with the execution of this Agreement. At Closing, Seller and Buyer shall join in causing the Escrow Deposit principal sum to be released to Seller and the accrued interest to Buyer.

     4.   PURCHASE PRICE AND METHOD OF PAYMENT.
          ------------------------------------
          The total consideration for the Purchased Assets (the "Purchase Price") shall be the sum of Eight Hundred Thirty-three Thousand Dollars
($833,000).   The Purchase Price shall be paid as follows:

          4.1.      PAYMENT AT CLOSING
                    ------------------
                    At Closing, Buyer shall pay to Seller the sum of Six Hundred Thirty-three Thousand Dollars ($633,000) as adjusted to reflect any
prorations made at closing pursuant to Section 6.   The net cash amount due
from Buyer to Seller shall be paid by wire transfer of federal funds to [wire instructions].

          4.2.      PROMISSORY NOTE
                    ---------------
                    At Closing, Buyer shall deliver to Seller a promissory note (the "Note") in the form attached hereto as Appendix A. The Note shall have the following essential terms and conditions:

                    (a) The principal balance of the Note shall be Two Hundred Thousand Dollars ($200,000).

                    (b) The Note shall be for a term of two (2) years and shall bear simple interest at the rate of 7 percent (7%) per year. Interest payments shall be made at quarterly intervals in arrears, with the first such interest payment becoming due and payable three months after the Closing Date. The full principal amount of Two Hundred Thousand Dollars ($200,000) shall be due and payable on the final date of the term. The Note shall be secured by a Security Interest on the Purchased Assets in the form of a Security Agreement attached hereto as Exhibit 4.

          4.3.      SUBORDINATION
                    -------------
                    The Note shall be senior to any other of Buyer's obligations (including any refinancing thereof) to one or more institutional lenders in connection with Buyer's acquisition and operation of the Station in an amount except that it may be subordinated to a single senior lender to Buyer for sums borrowed not to exceed Five Hundred Thousand Dollars ($500,000.)
Buyer agrees to execute and to cause the any of its other lender(s) may from time to time to execute evidence such subordination.

          4.4.      ALLOCATION
                    ----------
                    The Purchase Price shall be allocated among the Purchased Assets in accordance with Appendix A, attached. Buyer shall be responsible for the preparation of IRS Form 8594 in accordance with Appendix A, and shall deliver it to Seller in time to enable Seller to submit its income tax returns in a timely manner.

     5.   SELLER'S LIABILITIES.
          --------------------
          Buyer shall not assume any of Seller's liabilities, including without limitation, any liability under any single or multi employer "Employee Pension Benefit Plan" as defined in ERISA or for taxes, except for liabilities accruing after Closing under the Contracts, Sales Agreements and Trade Agreements, listed or described in Appendix B ("Assumed Obligations"), subject to the provisions of this Section. With respect to the Assumed Obligations which require the consent of third parties for assignment, but for which consent of such third parties has not been obtained as of the Closing Date, Buyer shall assume Seller's obligations thereunder, only for the period after Closing during which Buyer receives the consideration to which Seller is entitled thereunder.

     6.   PRORATIONS.
          ----------

          6.1.      APPORTIONMENT OF INCOME AND EXPENSE
                    -----------------------------------
                    Seller shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of the operation of the Stations until 11:59 p.m. on the Closing Date. Buyer shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of, the operation of the Stations after 11:59 p.m. on the Closing Date. All overlapping items of income or expense, including the following, shall be prorated or reimbursed, as the case may be, as of 11:59 p.m. on the Closing Date (the "Prorations"):

                    (a) Advance payments received from advertisers prior to Closing for services to be rendered in whole or in part after Closing;

                    (b) Prepaid expenses and deposits made prior to Closing, as permitted by the terms hereof, for or in connection with goods or services where all or part of such goods or services have not been received or used as of Closing Date (E.G., rents paid in advance for a rental period extending beyond Closing);

                    (c) Liabilities customarily accrued, arising from expenses incurred but unpaid as of Closing (E.G., payroll, payroll taxes, and earned vacation time and sick leave of any employees of Seller who enter into Buyer's employ after Closing, rents, sales commissions, and fees for business and professional services);

                    (d) Taxes and utility charges related to the Stations or in respect of any of the Purchased Assets;

                    (e) Deposits and unearned prepayments received by Seller in connection with any contract, lease, or other agreement assumed by Buyer; and

                    (f) All other items normally prorated in the sale of the assets of a business and of radio broadcast Stations in particular.

          6.2.      EMPLOYEE COMPENSATION
                    ---------------------
                    Seller shall pay all compensation owed to the Stations' employees up to and including the Closing Date. Buyer may, after Closing, employ those of Seller's employees as Buyer may elect on terms and conditions determined by Buyer in Buyer's sole discretion.

          6.3.      DETERMINATION AND PAYMENT
                    -------------------------
                    (a)  IN GENERAL
                         ----------
                         Prorations shall be made, insofar as feasible, at
Closing and shall be paid by way of adjustment to the cash payment due at Closing. As to Prorations that cannot be made at Closing, within ninety (90) days after the Closing Date, Buyer shall determine all such Prorations and shall deliver a statement of its determinations to Seller, which statement shall set forth in reasonable detail the basis for such determinations. Within ten (10) days thereafter, Buyer shall pay to Seller or Seller shall pay to Buyer, as the case may be, the net amount due. If Seller does not concur with Buyer's determinations, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties. If the parties are unable to resolve the matter, it shall be referred to a firm of independent certified public accountants, mutually acceptable to Seller and Buyer, whose decision shall be final, and whose fees and expenses shall be paid one-half by Seller and one-half by Buyer.

                    (b)  PROPERTY TAXES
                         --------------
                         If the amount of any real or personal property tax to
be prorated is not known on the Closing Date, such tax shall be apportioned on the basis of the most recent tax assessment. As soon as the new tax rate and valuation can be ascertained, there shall be a reapportionment and adjustment with respect to such tax even though that final proration and adjustment may take place more than ninety (90) days after the Closing Date.

     7.   COLLECTION OF ACCOUNTS RECEIVABLE.
          ---------------------------------
          At Closing, Seller shall assign to Buyer all of the Accounts Re-ceivable for purposes of collection only. Buyer shall use such efforts as are reasonable and in the ordinary course of business to collect the Accounts Receivable for a period of four (4) months following the Closing Date. This obligation, however, shall not extend to the institution of litigation, employment of counsel, or any other extraordinary means of collection. So long as the Accounts Receivable are in Buyer's possession, neither Seller nor Seller's agents shall make any solicitation of them for collection purposes or institute litigation for the collection of any amounts due thereunder. Buyer shall deposit the proceeds of Seller's Accounts Receivable, as received less any salesperson's, agency and representative commissions applicable thereto that are deducted and paid by Buyer from the proceeds of such collections, in an account of a local Chico bank designated by Seller. Within ten (10) business days following the expiration of each month during such four (4) month period, Buyer shall furnish Seller with a list of the Accounts Receivable collected during such month. All payments received by Buyer during the four (4) month period following the Closing Date from any person obligated with respect to any the Accounts Receivable shall be applied first to Seller's account and only after full satisfaction thereof to Buyer's account; PROVIDED, HOWEVER, that if during this period any account debtor contests the validity of its obligation with respect to any Account Receivable, then Buyer may return that Account Receivable to Seller after which Seller shall be solely responsible for the collection thereof. Buyer shall not have the right to compromise, settle, or adjust the amounts of any of the Accounts Receivable without Seller's prior written consent. Any of the Accounts Receivable that are not collected within four (4) months after the Closing Date shall be reassigned to Seller after which Buyer shall have no further obligation to Seller with respect to the Accounts Receivable; PROVIDED, HOWEVER, that all funds subsequently received by Buyer (without time limitation) that can be specifically identified, whether by accompanying invoice or otherwise, as a payment on any Account Receivable shall be promptly paid over or forwarded to Seller.

     8.   CONDITIONS PRECEDENT.
          --------------------
          8.1.      MUTUAL CONDITIONS.
                    -----------------
                    The obligation of both Seller and Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

                    (a)  COMMISSION CONSENT
                         ------------------
                         The Commission shall have granted the Assignment
Application, such grant shall have become a Final Order, and such grant shall be in full force and effect on the Closing Date.

                    (b)  ABSENCE OF LITIGATION
                         ---------------------
                         As of the Closing Date, no action, suit or proceeding
seeking to enjoin, restrain, or prohibit the consummation of the transaction contemplated by this Agreement shall be pending before any court or the Commission or any other governmental body or authority.

                    (c)  TECHNICAL SERVICES AGREEMENT
                         ----------------------------
                         The Technical Services Agreement shall be in full
force and effect with Pacific FM ready willing and able to perform its obligations thereunder.

          8.2.      CONDITIONS TO BUYER'S OBLIGATION
                    --------------------------------
                    In addition to the satisfaction of mutual conditions contained in Section 8.1, the obligation of Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

                    (a)  REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                         The representations and warranties of Seller to Buyer
shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if then made.

                    (b)  COMPLIANCE WITH CONDITIONS
                         --------------------------
                         All of the terms, conditions, and covenants to be
complied with or performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects.

                    (c)  VALIDITY OF STATIONS LICENSES
                         -----------------------------
                         On the Closing Date, Seller shall be the owner and
holder of the Stations Licenses to the extent that such licenses can be owned or held by Seller under the Communications Act of 1934, as amended, and the Stations Licenses shall be in unconditional full force and effect, valid for the balance of the current license terms applicable generally to radio Stations licensed to communities located in the State of California.

                    (d)  THIRD-PARTY CONSENTS
                         --------------------
                         At Closing, Seller shall deliver to Buyer all required
third-party consents to Buyer's assumption of the Material Contracts such that Buyer will enjoy all the rights and privileges of Seller under the Material Contracts subject only to the same obligations as are binding on Seller pursuant to the Material Contracts' present terms.

                    (e)  CONDITION OF STATIONS
                         ---------------------
                         There shall have been no change subsequent to the date
of this Agreement in the operation or condition, financial or otherwise, of the Stations except for changes in the ordinary course of business or as contemplated by this Agreement, none of which, individually or in the aggregate, shall be materially adverse.

                    (f)  CLOSING DOCUMENTS
                         -----------------
                         Seller shall deliver to Buyer all of the closing
documents specified in Paragraph 12.2(a), all of which documents shall be dated as of the Closing Date, duly executed, and in a form reasonably acceptable to Buyer.

          8.3.      CONDITIONS TO SELLER'S OBLIGATION
                    ---------------------------------
                    In addition to satisfaction of the mutual conditions contained in Section 8.1, the obligation of Seller to consummate this Agreement is subject to satisfaction of each of the following conditions:

                    (a)  KOFY CP
                         -------
                         The Commission shall have granted the KOFY CP and such
grant shall have become a Final Order and shall be in full force and effect.

                    (b)  REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                         The representations and warranties of Buyer to Seller
shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made.

                    (c)  COMPLIANCE WITH CONDITIONS
                         --------------------------
                         All of the terms, conditions and covenants to be
complied with, or performed by Buyer on or before the Closing Date shall have been duly complied with and performed in all material respects.

                    (d)  PAYMENT
                         -------
                         Buyer shall pay Seller the cash due and deliver the
Note and security documents at Closing as provided in Section 4.

                    (e)  CLOSING DOCUMENTS
                         -----------------
                         Buyer shall deliver to Seller all the closing
documents specified in Paragraph 12.2(b), all of which documents shall be dated as of the Closing Date, duly executed, and in a form reasonably satisfactory to Seller.

     9.   SATISFACTION OF CONDITIONS.
          --------------------------
          9.1.      IN GENERAL
                    ----------
                    Each party shall use its respective best efforts and cooperate with the other in good faith to the extent reasonably required in order to satisfy the conditions to each party's obligations under this Agreement as set forth in Section 8 and fully to accomplish the transaction contemplated by this Agreement in an expeditious fashion. Neither party shall take or fail to take any action within such party's reasonable control, the effect of which would be to prevent or unreasonably delay the satisfaction of any condition to its or the other party's obligations contained in Section 8 or the consummation of this Agreement in accordance with its terms.

          9.2.      APPLICATION FOR COMMISSION CONSENT
                    ----------------------------------
                    Within ten (10) business days from the date of this Agreement, Seller and Buyer shall join in and file the Assignment Application, and they will diligently take all steps necessary or desirable and proper expeditiously to prosecute the Assignment Application and to obtain the Commission's determination that grant of the Assignment Application will serve the public interest, convenience, and necessity. The failure by either party to timely file or diligently prosecute its portion of the Assignment Application shall be deemed a material breach of this Agreement.

          9.3.      OTHER GOVERNMENTAL CONSENTS
                    ---------------------------
                    Promptly following the execution of this Agreement, Seller and Buyer shall proceed to prepare and file with the appropriate governmental authorities such other requests, if any, for approval or waiver as may be required from such governmental authorities in connection with the transaction contemplated herein, and shall jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

     10.  CONTROL OF STATIONS.
          -------------------
          This Agreement shall not be consummated until after the Commission has given its written consent thereto, and between the date of this Agreement and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct the operation of the Stations. Such operations shall be the sole responsibility of Seller.

     11.  DAMAGE.
          ------
          11.1.     RISK OF LOSS
                    ------------
                    The risk of loss or damage to the Purchased Assets shall be upon Seller at all times prior to Closing. In the event of material loss or damage, Seller shall promptly notify Buyer. At Buyer's option, Seller shall:

               (a) apply the insurance proceeds to the repair, replacement or restoration of the lost of damaged property;

               (b)  pay the proceeds over to Buyer at Closing; or

               (c) elect to postpone the Closing Date for a period of up to ninety (90) days, with prior consent of the Commission if necessary, to permit Seller to make such repair, replacement, or restoration as is required to return the lost or damaged property to its former condition. If, after the expiration of the extension period granted by Buyer, the lost or damaged property has not been adequately repaired, replaced or restored, Buyer may terminate this Agreement, and the parties shall be released and discharged from any further obligation hereunder.

     For purposes of this Section, loss or damage shall be deemed "material" if the reasonable cost to repair, replace, or restore the lost or damaged property exceeds Five Thousand Dollars ($5,000.00).

          11.2.     SUBSTANTIAL IMPACT
                    ------------------
                    In the event of loss or damage to the Purchased Assets prior to Closing which substantially impacts the Stations' business, Buyer may at its option elect to terminate this Agreement, in which case the parties shall be released and discharged from any further obligation hereunder and the funds and any accrued interest held in escrow pursuant to Paragraph 3 shall be released to Buyer.

          11.3.     RESOLUTION OF DISAGREEMENTS
                    ---------------------------
                    If the parties are unable to agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section, the disagreement shall be referred to a qualified consulting communications engineer mutually acceptable to Seller and Buyer, who is a member of the Association of Federal Communications Consulting Engineers, whose decision shall be final, and whose fees and expenses shall be paid one-half by Seller and one-half by Buyer.

     12.  CLOSING.
          -------
          12.1.     CLOSING DATE
                    ------------
                    The Closing Date of this Agreement shall be no later than the fifth (5th) business day after the date on which the Commission's approval of the Assignment Application becomes a Final Order. In the absence of a mutual agreement by Seller and Buyer to the contrary, Closing shall take place on such fifth (5th) business day, commencing at 10:00 a.m. at the offices of Seller's counsel in Washington, D.C.

          12.2.     PERFORMANCE AT CLOSING
                    ----------------------
                    The following documents shall be executed and delivered at
Closing:

                    (a)  BY SELLER
                         ---------
                         Seller shall deliver to Buyer:

                         (1) A certificate executed by Seller's President attesting to (i) Seller's compliance with the matters set forth in Paragraphs 8.2(a) and 8.2(b), and (ii) the total amount of advertising time owed in respect of the Trade Agreements and the Negative Trade Balance, if any.

                         (2) One or more assignments transferring to Buyer all of the interests of Seller in and to the Stations Licenses, and all other licenses, permits, and authorizations issued by any federal, state, or local regulatory agencies that are used in or necessary for the lawful operation of the Stations.

                         (3) One or more bills of sale conveying to Buyer all of the Station's Equipment in a form usual and customary in the jurisdictions where the Stations' Equipment is located.

                         (4) One or more assignments assigning to Buyer all of Seller's rights under the Assumed Obligations.

                         (5) One or more assignments conveying to Buyer the Promotional Rights, the Intangible Property, and the Business Records.

                         (6) The Covenant not to Compete of Seller and Seller's president, John Power, that they will not actively operate, manage or work for any radio station which has a sales office in or is licensed in Butte County, California.

                    (b)  BY BUYER
                         --------
                         Buyer shall deliver to Seller:

                         (1) A certificate executed by Buyer's President attesting to Buyer's compliance with the matters set forth in Paragraphs 8.3 (a) and 8.3 (b).

                         (2) Such assumption agreements and other instruments and documents as are required to make, confirm and evidence Buyer's assumption of an obligation to pay, perform and discharge Seller's obligations arising after the Closing Date under the Assumed Obligations.

     The parties will also execute such other documents and perform such other acts, before and after Closing, as may be necessary for the complete implementation and consummation of this Agreement.

     13.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.
          --------------------------------------------------
          Seller hereby makes the following representations, warranties, and covenants, each of which shall be deemed to be a separate representation, warranty and covenant, all of which have been made for the purpose of inducing Buyer to execute this Agreement, and in reliance on which Buyer has agreed to enter into this Agreement:

          13.1.          EXISTENCE AND POWER
                         -------------------
                         Seller is a corporation duly organized, validly
existing and in good standing under the laws of the State of California, with full power under its articles of incorporation and by-laws to carry on its business as now being conducted and to enter into and perform this Agreement. Seller is qualified to do business as a foreign corporation in each jurisdiction where the nature of Seller's business or Seller's ownership of property in connection with the Stations makes such qualification necessary or appropriate.

          13.2.          BINDING AGREEMENT
                         -----------------
                         The execution, delivery and performance of this
Agreement by Seller has been duly authorized by all necessary corporate action, and certified copies of those authorizing resolutions shall be delivered to Buyer at Closing. This Agreement has been duly executed and delivered to Buyer and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

          13.3.          NO VIOLATION
                         ------------
                         None of (i) the execution, delivery and performance of
this Agreement by Seller, (ii) the consummation of the transaction contemplated hereby, or (iii) Seller's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Seller's articles of incorporation or by-laws, any judgment, decree, order, agreement, lease or other instrument to which Seller is a party or by which Seller is legally bound, or, to the best of Seller's knowledge, any law, rule, or regulation applicable to Seller or to the operation of the Stations.

          13.4.          CONVEYANCE OF PURCHASED ASSETS
                         ------------------------------
                         At Closing, Seller shall convey to Buyer, good and
marketable title to all the Purchased Assets, free and clear of all mortgages, deeds of trusts, liens, pledges, collateral assignments, security interests, leases, easements, covenants, restrictions and encumbrances or other defects of title except: (i) the lien of any personal property taxes that will not become due until after the closing date and that will not be prorated between Buyer and Seller pursuant to Section 6; (ii) in the case of Assumed Obligations, the benefits thereof may depend upon future performance as required by the Assumed Obligations' respective terms; (iii) security interest in favor of Seller securing payment of the Note in accordance with Section 4. Any debts or obligations of Seller which are or may give rise to liens against the Purchased Assets or which otherwise may give rise to claims against Buyer after Closing shall be discharged by Seller on or before the Closing.

          13.5.          LICENSES AND AUTHORIZATIONS
                         ---------------------------
                         The Stations Licenses are all the Commission
authorizations held by Seller with respect to the Stations, and are all the Commission authorizations used in or necessary for the lawful operation of the Stations as presently operated by Seller. Between the date of this Agreement and the Closing, Seller shall operate the Stations in material compliance with the rules, regulations and policies of the Commission unless the Commission has authorized the Stations to remain silent and shall file with the Commission all applications, reports and other documents required to be filed in connection with the operations of the Stations.

          13.6.          PERSONAL PROPERTY
                         -----------------
                         The assets listed in Appendix B, together with any
improvements and additions thereto and replacements thereof less any retirements or other dispositions as permitted by this Agreement between the date hereof and the Closing Date, will, at Closing, be all material tangible personal property used in the lawful operation of the Stations as presently operated by Seller. The Stations Equipment is in good working order and enables the Stations to operate in substantial compliance with the rules and regulations of the Commission.

          13.7.          CONTRACTS
                         ---------
                         Except for Sales Agreements and Trade Agreements, the
contracts, leases, and agreements listed or described in Appendix A include all the contracts, leases, and agreements to which Seller is a party or by which any Seller is legally bound that have a material effect on the revenues or operating expenses of the Stations. To the best of Seller's knowledge there has not occurred as to any Contract any material default by any other party thereto or any event that, with the lapse of time or at the election of any person other than Seller, could become a material default by such party.

          13.8.          UTILITIES
                         ---------
                         All utilities that are required for the full and
complete occupancy and use of the Leased Premises for the purposes for which they are presently being used by Seller, including, without limitation, electricity, water, telephone and similar systems, have been connected to the Leased Premises and are in good working order.

          13.9.          PATENTS, TRADEMARKS, COPYRIGHTS
                         -------------------------------
                         The Promotional Rights include all call signs except
KHSL, copyrights, patents, trademarks, tradenames, slogans, logos, service marks, and other similar intangible property rights currently used to promote or identify the Stations, all of which are in good standing and uncontested. Seller has no knowledge of any infringement or unlawful or unauthorized use of the Promotional Rights, including without limitation the use of any call sign, slogan or logo by any broadcast or cable Stations in the Stations' service area that may be confusingly similar to the call signs, slogans, and logos currently used by the Stations. No one has asserted to Seller that the operations of the Stations infringe, and, to the best of Seller's knowledge, such operations do not infringe any copyright, patent, trademark, tradename, service mark, or other similar right of any third party.

          13.10.    INSURANCE
                    ---------
                    Appendix D lists all insurance policies held by Seller with respect to the Purchased Assets and the Stations business. All of the Purchased Assets that are of an insurable character are insured against loss or damage by fire and other risks customarily insured against by entities of established reputation owning similar property and operating businesses comparable to the Stations in the radio market served by the Stations. The amount, scope, and coverage of such insurance is adequate and reasonable in light of existing conditions.

          13.11.    LITIGATION
                    ----------
                    There is no judgment outstanding or litigation, action, suit, investigation or other proceeding pending or, to the best of Seller's knowledge, threatened or probable of assertion that may give rise to any claim against any of the Purchased Assets or adversely affect Seller's ability to perform in accordance with the terms of this Agreement, and Seller is not aware of any facts that could reasonably result in any such proceeding.

          13.12.    INSOLVENCY PROCEEDINGS
                    -----------------------
                    No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or the Purchased Assets are pending or threatened. Seller has not made an assignment for the benefit of creditors, or taken any action with a view to, or that would constitute a valid basis for, the institution of any such insolvency proceedings.

          13.13.    ADMINISTRATIVE VIOLATIONS
                    -------------------------
                    If Seller receives any finding, order, complaint, citation, or notice prior to Closing which states that any aspect of the Stations operations violates any rule or regulation of the Commission or of any other federal, state or local regulatory or administrative body (an "Administrative Violation"), including without limitation any rule or regulation concerning Hazardous Substances, the employment of labor, or equal employment opportunity, Seller shall promptly notify Buyer of the Administrative Violation, use its best efforts to remove or correct the Administrative Violation, and be responsible for all costs associated therewith, including the payment of any fines or back pay that may be assessed. As of the date hereof, Seller is not aware of any Administrative Violations, any pending investigations concerning possible Administrative Violations, or of any facts that could reasonably result in any Administrative Violations.

          13.14.    TAXES
                    -----
                    Seller has, or by the Closing Date will have, paid and discharged all taxes, assessments, excises and other levies relating to the Purchased Assets that, if due and not paid, would interfere with Buyer's full enjoyment of the Purchased Assets after Closing, excepting such taxes, assessments, and other levies as will not be due until after the Closing Date and that are to be prorated between Seller and Buyer pursuant to Section 6.

          13.15.    ACCESS
                    ------
                    Between the date hereof and the Closing Date, Seller shall give Buyer or representatives of Buyer reasonable access to the Purchased Assets and to the other properties, titles, contracts, books, records and affairs of Seller relating to the operations of the Stations.

          13.16.    COMPLETE DISCLOSURE
                    -------------------
                    Seller's representations and warranties in this Agreement do not contain any untrue statement of any material fact and do not omit to state any material fact required to make such representations and warranties not misleading.

          13.17.    FINANCIAL INFORMATION
                    ---------------------
                    All financial documents and information provided by Seller to Buyer are listed in Appendix C. All such financial documents and information were prepared in accordance with generally accepted accounting principals consistently applied except for the treatment of trade expenses and revenues and fairly represent the financial condition of the Stations.

     14.  BUYER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS.
          --------------------------------------------------
          Buyer hereby makes the following representations, warranties, and covenants to Seller for the purpose of inducing Seller to enter into and perform this Agreement:

          14.1.     EXISTENCE AND POWER
                    -------------------
                    As of the Closing Date, Buyer will be a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power under its articles of incorporation to assume and perform this Agreement. On the Closing Date, Buyer will, if required, be qualified to do business as a foreign corporation in the State of California.

          14.2.     BINDING AGREEMENT
                    -----------------
                    As of the Closing Date, the assumption and performance of this Agreement by Buyer will have been duly authorized by all necessary corporate action, and certified copies of those authorizing resolutions will be delivered to Seller at Closing. As of the Closing Date, this Agreement will have been duly assumed by Buyer and will constitute a legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms.

          14.3.     NO VIOLATION
                    ------------
                    As of the Closing Date, none of (i) the assumption and performance of this Agreement by Buyer, (ii) the consummation of the transaction contemplated hereby, or (iii) Buyer's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Buyer's articles of incorporation or by-laws, any judgment, decree, order, agreement, lease, or other instrument to which Buyer is a party or by which Buyer is legally bound, or, to the best of Buyer's knowledge, any law, rule, or regulation applicable to Buyer.

          14.4.     LICENSEE QUALIFICATIONS
                    -----------------------
                    To the best of Buyer's knowledge, there will be no fact that would, under present law (including the Communications Act of 1934, as amended) and the present rules and regulations of the Commission, disqualify Buyer from being the assignee of the Stations Licenses or the owner and operator of the Stations. Buyer will not take any action that Buyer knows, or has reason to believe, would result in such disqualification. Should Buyer become aware of any such fact, it will so inform Seller and will use its best efforts to remove any such disqualification.

          14.5.     LITIGATION
                    ----------
                    There is no action, suit, investigation or other proceeding pending or threatened that may adversely affect Buyer's ability to perform its obligations hereunder in accordance with the terms hereof, and, as of the Closing Date, Buyer will not be aware of any facts that could reasonably result in any such proceeding.

          14.6.     CLOSING FUNDS
                    -------------
                    Buyer has or at Closing will have sufficient net liquid assets on hand to pay the Purchase Price.

          14.7.     VACATING TOWER SITE
                    -------------------
                    Upon completion of the transfer of facilities required under the Technical Services Agreement, Buyer shall immediately vacate the KNSN tower and transmitter site.

     15.  INDEMNIFICATION.
          ---------------

          15.1.     BUYER'S RIGHT TO INDEMNIFICATION
                    --------------------------------
                    Seller undertakes and agrees to hold Buyer harmless against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorney's fees, incurred or suffered by Buyer arising from (i) the breach, misrepresentation, or other violation of any of Seller's representations, warranties, or covenants contained in this Agreement; (ii) the operation of the Stations or ownership of the Purchased Assets prior to Closing; (iii) all liabilities of Seller not expressly assumed by Buyer pursuant to this Agreement; (iv) all liens, charges, or encumbrances on any of the Purchased Assets that are not expressly permitted by this Agreement; (v) all Administrative Violations and alleged Administrative Violations occurring prior to Closing; (vi) all liabilities under the Contracts, Sales Agreements, and Trade Agreements except to the extent assumed by Buyer pursuant to Section 5; and (vii) any breach or default by Seller under any Contract, Sales Agreement or Trade Agreement prior to Closing. The foregoing indemnity is intended by Seller to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters set forth in this indemnity and shall be without limita-tion as to amount.

          15.2.     SELLER'S RIGHT TO INDEMNIFICATION
                    ---------------------------------
                    Buyer undertakes and agrees to hold Seller harmless against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorney's fees, incurred or suffered by Seller arising from (i) the breach, misrepresentation, or other violation of any of Buyer's representations, warranties or covenants contained in this Agreement; (ii) the operation of the Stations or ownership of the Purchased Assets after Closing;
(iii) all liabilities of Buyer; (iv) all liabilities under the Contracts, Sales Agreements and Trade Agreements to the extent specifically assumed by Buyer pursuant to Section 5; and (v) any breach or default by Buyer under any Contract, Sales Agreement or Trade Agreement after Closing. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters set forth in this indemnity and shall be without limitation as to amount.

          15.3.     PROCEDURE
                    ---------
                    (a) If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly (in no event more than ten (10) days after the Indemnified Party learns of the existence of such claim or proceeding). Any claim for indemnification hereunder shall be accompanied by evidence demonstrating the Indemnified Party's right or possible right to indemnification, including a copy of all supporting documents relevant thereto. After the Indemnitor acknowledges its obligation to defend against or settle any such claim or proceeding, the Indemnitor shall not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, PROVIDED, HOWEVER, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's sole judgment, it is advisable for the Indemnified Party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnified Party. The parties shall fully cooperate in the defense of the claim or proceeding and shall make available to each other all books or records necessary or appropriate for such defense.

                    (b) The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against the claim or proceeding, or to compromise, settle or otherwise dispose of the same; PROVIDED, HOWEVER, that no settlement or compromise shall be effected without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed and, PROVIDED, FURTHER, that in the event the Indemnified Party does not consent to a BONA FIDE offer of settlement made by a third party and the settlement involves only the payment of money, then the Indemnitor may, in lieu of payment of that amount to such third party, pay that amount to the Indemnified Party. After such payment to the Indemnified Party, the Indemnitor shall have no further liability with respect to that claim or proceeding and the Indemnified Party shall assume full responsibility for the defense payment, or settlement of such claim or proceeding.

                    (c) If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle any claim or proceeding within twenty
(20) days after receiving notice of the claim or proceeding from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate) the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor (but subject to the Indemnitor's right subsequently to contest through appropriate proceedings its obligation to provide indemnification), in any way that the Indemnified Party deems in its best interest.

                    (d) The Indemnitor shall be subrogated to all rights of the Indemnified Party against any third party with respect to any claim for which indemnification is paid to the extent of such payment.

          15.4.     LIMITATIONS ON INDEMNIFICATION RIGHTS
                    -------------------------------------
                    Neither party shall be entitled to assert any claim for indemnification hereunder until the aggregate amount of all claims of that party for indemnification exceed $5,000 (the "Agreed De Minimis Amount"); PROVIDED, HOWEVER, that the foregoing limitation shall not apply with respect to third-party claims. Indemnification shall be due only to the extent of the loss or damage actually suffered (I.E., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer) and then only to the extent of the excess over the Agreed De Minimis Amount if otherwise applicable.

          15.5.     INDEMNIFICATION NOT SOLE REMEDY
                    -------------------------------
                    The right to indemnification hereunder shall not be the exclusive remedy of either party in connection with any breach by the other party of its representations, warranties, or covenants, nor shall such indemnification be deemed to prejudice or operate as a waiver of any remedy to which either party may otherwise be entitled as a result of any such breach by the other party.

     16.  ACCESS TO INFORMATION AND DOCUMENTS AFTER CLOSING.
          -------------------------------------------------
          16.1.     BY SELLER
                    ---------
                    At Seller's request, Buyer shall give to Seller and to Seller's counsel, accountants and other representatives, reasonable access after Closing to Buyer's property, personnel, books and records, contracts, commitments and documents that relate to the Stations, shall furnish to Seller and Seller's representatives all such additional information and documents concerning Buyer as Seller or Seller's representatives may from time to time reasonably request, and shall permit Seller and Seller's representatives to make copies of Buyer's books, records, contracts, commitments and documents for all reasonable purposes, including but not limited to tax reporting and tax disputes involving Seller. Seller's request shall state with reasonable specificity the purpose of the request and the general nature of the property, personnel, books and records, contracts, commitments and records and additional information to which Seller desires to have access or to copy, and Seller's access and copying may be reasonably limited by Buyer to that which is reasonably necessary to effect Seller's legitimate purposes. In any case, all such information shall be strictly confidential and may not be disclosed by Seller to any person, except as otherwise contemplated by this Agreement or reasonably required to achieve Seller's legitimate purposes. Buyer will also make its employees reasonably available to assist Seller in closing its books, and otherwise as may be required for winding up Seller's involvement in the business and operations of the Stations.

          16.2.     BY BUYER
                    --------
                    At Buyer's request, Seller shall permit Buyer to have reasonable access, after Closing, to all books and records included in the Retained Assets to the extent Buyer has legitimate need therefor, and to make copies of such materials for Buyer's own and confidential use.

     17.  TERMINATION.
          -----------
          17.1.     ABSENCE OF COMMISSION CONSENT
                    -----------------------------
                    If a Final order approving the Assignment Application has not been obtained within six (6) months after the date on which the Assignment Application is filed, this Agreement may be terminated at the option of either party upon written notice to the other, PROVIDED, HOWEVER, that no party may terminate this Agreement if such party is in default hereunder, or if a delay in any decision or determination by the Commission respecting the Assignment Application has been caused or materially contributed to (i) by any failure of such party to furnish, file or make available to the Commission information within its control; (ii) by the willful furnishing by such party of incorrect, inaccurate or incomplete information to the Commission; and (iii) by any other action taken by such party for the purpose of delaying the Commission's decision or determination respecting the Assignment Application. In the event of termination pursuant to this Paragraph, the Escrow Deposit shall be released to Buyer and the parties shall be released and discharged from any further obligation hereunder unless the failure to satisfy the mutual conditions to Closing is attributable to Buyer, as provided in this Section, and Seller is not in default and has otherwise complied with its obligations under this Agreement, in which case the Escrow Deposit shall be released to Seller as liquidated damages pursuant to Section 18.3.

          17.2.     DESIGNATION FOR HEARING
                    -----------------------
                    The time for Commission approval provided in Section 17.1 notwithstanding, either party may terminate this Agreement upon written notice to the other, if, for any reason, the Assignment Application is designated for hearing by the Commission, PROVIDED, HOWEVER, that written notice of termination must be given within twenty (20) days after release of the Hearing Designation Order and that the party giving such notice is not in default and has otherwise complied with its obligations under this Agreement. Upon termination pursuant to this Section, the Escrow Deposit shall be returned to Buyer and the parties shall be released and discharged from any further obligation hereunder.

          17.3.     MATERIAL BREACH BY A PARTY
                    --------------------------
                    In the event that either party fails to comply with any material term or obligation or breaches any representation or warranty contained in this Agreement in any material respect and does not cure such failure within ten (10) days of receiving written notice from the other party, then the other party may at its option, by written notice to the breaching party, terminate this Agreement without further obligation or liability; provided, however, that the terminating party is not in material breach of this Agreement at the time of such notice. In the event of termination pursuant to this Section, the Escrow Deposit shall be released to Buyer and the parties shall be released and discharged from any further obligation hereunder unless the termination is attributable to Buyer, as provided in this Section, and Seller is not in default and has otherwise complied with its obligations under this Agreement, in which case the Escrow Deposit shall be released to Seller as liquidated damages.

     18.  DEFAULT AND REMEDIES.
          --------------------
          18.1.     MATERIAL BREACHES
                    -----------------
                    A party shall be deemed to be in default under this Agreement only if such party has materially breached or failed to perform its obligations hereunder, and no non-material breaches or failures shall be grounds for declaring a party to be in default, postponing the Closing, or terminating this Agreement.

          18.2.     OPPORTUNITY TO CURE
                    -------------------
                    If either party believes the other to be in default hereunder, such party shall provide the other with written notice specifying in reasonable detail the nature of the default. If the default has not been cured within ten (10) days after delivery of that notice (or such additional reasonable time as the circumstances may warrant provided the party in default undertakes diligent, good faith efforts to cure the default within such ten
(10) day period and continues such efforts thereafter), then the party giving such notice may exercise the remedies available to such party pursuant to this Section, subject to the right of the other party to contest such action through appropriate proceedings.

          18.3.     SELLER'S REMEDIES
                    -----------------
                    The parties recognize if the transaction provided for in this Agreement is not consummated as a result of Buyer's default, Seller would be entitled to compensation, the extent of which is extremely difficult and impractical to ascertain. Therefore, the parties agree if this Agreement is not consummated due to Buyer's default, provided Seller is not in default and has otherwise complied with its obligations under this Agreement, the earnest money deposit shall be released and paid to Seller, as liquidated damages and this Agreement shall be of no further effect, it being the intention of the parties Buyer may forfeit the earnest money and be free of any further obligations under this Agreement.

          18.4.     BUYER'S REMEDIES
                    ----------------
                    Seller agrees that the Purchased Assets include unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, notwithstanding the provisions of Section 19.14, Buyer shall have the right specifically to enforce Seller's performance under this Agreement, and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedies described in this Section shall be in addition to, and not in lieu of, any other remedies that Buyer may elect to pursue.

     19.  GENERAL PROVISIONS.
          ------------------
          19.1.     BULK SALES ACT
                    --------------
                    Seller shall be responsible for compliance with the provisions of any bulk sales or fraudulent conveyance statute applicable to the transaction contemplated by this Agreement, and will indemnify and hold Buyer harmless, pursuant to Section 15, against any cost or expense, including without limitation reasonable legal fees, incurred by Buyer as a result of the failure to comply with any such statute.

          19.2.     BROKERAGE
                    ---------
                    The parties represent to each other that Andy McClure of The Exline Company is the only broker who has been engaged in connection with this transaction. Seller shall pay the brokerage commission due to McClure. Each party shall indemnify and hold the other harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any other person or entity based on any such arrangement or agreement made or alleged to have been made by such party.

          19.3.     EXPENSES
                    --------
                    Except as otherwise provided herein, all expenses involved in the preparation and consummation of this Agreement shall be borne by the party incurring same whether or not the transaction contemplated herein is consummated. All Commission filing fees for the Assignment Applications, all recording costs for bills of sale and other instruments of transfer, and all stamp, sales, use, and transfer taxes shall be paid one-half by Seller and one-half by Buyer.

          19.4.     NOTICES
                    -------
                    All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally or mailed by certified mail, return receipt requested, postage prepaid, or by an overnight carrier that provides a written confirmation of delivery, addressed as follows (or to such other address which a party shall specify to the other party in accordance herewith):

                    (a)  If to Seller:

                    John Power, President
                    Alta California Broadcasting
                    7518 Elbow Bend Rd.
                    Bldg. A, Suite H
                    Carefree, Arizona 85377
                    Fax: 602/488-2384

                    with copy to:

                    Gregg P. Skall, Esq.
                    Pepper & Corazzini
                    Suite 200
                    1776 K Street, N.W.
                    Washington, D.C. 20006
                    Fax: 202-296-5572

               (b)  If to Buyer:

                    Craig W.  McCoy, President
                    McCoy Broadcasting Company
                    4700 Southwest Macadam Avenue
                    Portland, Oregon 97201
                    Fax: 503-796-0525

                    with copy to:

                    Terry DeSylvia, Esq.
                    Brownstein Rask
                    1200 Southwest Main
                    Portland, Oregon 97205
                    Fax: 503-221-1074

     Either party may change its address for notices by written notice to the other given pursuant to this Section.

          19.5.     PRIOR NEGOTIATIONS
                    ------------------
                    This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of said prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

          19.6.     ENTIRE AGREEMENT; AMENDMENT
                    ---------------------------
                    This Agreement and the Exhibits and Appendices to this Agreement set forth the entire understanding between the parties in connection with the transaction contemplated herein, and there are no terms, conditions, warranties or representations other than those contained herein, referred to herein or provided for herein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except by an instrument in writing signed by the party against whom the enforcement of any such change is sought. Notwithstanding the generality of the foregoing, the parties hereto acknowledge that the transactions contemplated herein are subject to the approval of the FCC and that while intending to be legally bound, they have entered into this Agreement before their counsel have had an opportunity to discuss such transactions with FCC staff. Following such discussions, should their counsel recommend that this Agreement be modified so as to increase the speed and/or probability of procuring the consent of the FCC, than the parties shall negotiate in good faith and agree to such recommended modifications as are intended to obtain FCC consent while preserving as closely as possible the parties' intent as expressed herein.

          19.7.     EXHIBITS AND APPENDICES
                    -----------------------
                    The Exhibits and Appendices attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein.

          19.8.     SEVERABILITY
                    ------------
                    If any term of this Agreement is illegal or unenforceable at law or in equity, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

          19.9.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                    ------------------------------------------
                    The several representations, warranties and covenants of the parties contained herein shall survive the Closing for a period of one (1) year.

          19.10.    WAIVER
                    ------
                    Unless otherwise specifically agreed in writing to the contrary: (i) the failure of either party at any time to require performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same, (ii) no waiver by either party of any default by the other shall be taken or held to be a waiver by such party of any other preceding or subsequent default, and (iii) no extension of time granted by either party for the performance of any obligation or act by the other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

          19.11.    NUMBER AND GENDER
                    -----------------
                    Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

          19.12.    HEADINGS AND CROSS-REFERENCES
                    -----------------------------
                    The headings of the Sections and Paragraphs, the Table of Contents, the Table of Exhibits, and the Table of Appendices have been included for convenience of reference only, and shall in no way limit or affect the meaning or interpretation of the specific provisions of this Agreement. All cross-references to Sections or Paragraphs herein shall mean the Sections or Paragraphs of this Agreement unless otherwise stated or clearly required by the context. All references to Appendices herein shall mean the Appendices to this Agreement which have been separately initialed for identification by Seller and Buyer. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context.

          19.13.    CHOICE OF LAWS
                    --------------
                    This Agreement is to be construed and governed by the laws of the State of California, without reference to the choice of law rules utilized in that jurisdiction.

          19.14.    ARBITRATION
                    -----------
                    Except for the special arbitration provisions of Sections 4.2, 6.3 and 11, and as otherwise provided to the contrary below, any dispute arising out of or related to this Agreement that Seller and Buyer are unable to resolve by themselves shall be settled by arbitration in San Francisco, California, by a panel of three arbitrators. Seller and Buyer shall each designate one disinterested arbitrator, and the two arbitrators so designated shall select the third arbitrator. The persons selected as arbitrators need not be professional arbitrators, and persons such as lawyers, accountants, brokers, and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on Seller and Buyer. The costs and expenses of the arbitration proceeding shall be assessed between Seller and Buyer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty (30) days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by Seller or Buyer against the other except (i) an action to compel arbitration pursuant to this Section, (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section, or (iii) a suit for specific performance pursuant to Section 18.

          19.15.    ASSIGNMENT
                    ----------
                    Neither party may assign its rights or obligations hereunder without the prior written consent of the other party except: at Closing, Buyer may make a collateral assignment of its rights under this Agreement to any institutional lender(s) who provides funds to Buyer the repayment of which will be secured by liens on the Purchased Assets. Seller agrees to execute an acknowledgment of such collateral assignment(s) in such form as Buyer's institutional lender(s) may from time to time request. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

          19.16.    THIRD PARTIES
                    -------------
                    Nothing in this Agreement, whether expressed or implied, is intended to: (i) confer any rights or remedies on any person other than Seller, Buyer and their respective successors and permitted assigns; (ii) to relieve or discharge the obligation or liability of any third party; or (iii) to give any third party any right of subrogation or action against any Seller or Buyer.

          19.17.    COUNTERPARTS
                    ------------
                    This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. Each of the counterparts, when signed, shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument.

          19.18.    PUBLIC ANNOUNCEMENTS
                    --------------------
                    No announcements shall be made by either party before or after the execution of this Agreement and prior to Closing except upon mutual agreement of Seller and Buyer; PROVIDED, HOWEVER, that Seller shall have the right to give such local public notice of the Assignment Application as is required by the Commission without Buyer's prior approval.

          19.19.    NO OFFER
                    --------
                    This Agreement has been provided for examination only and does not constitute an offer. This Agreement shall become effective only after execution hereof (or counterparts hereof) by all parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


SELLER:        ALTA CALIFORNIA BROADCASTING.


               /s/ John C. Power
               --------------------
               By: John C.  Power, President


BUYER:         MCCOY BROADCASTING INC.


               /s/ Craig W. McCoy
               --------------------
               By: Craig W.  McCoy, President

                                  APPENDIX A


                ALLOCATION OF PURCHASE PRICE TO SELLER'S ASSETS
                -----------------------------------------------


Studio/Mobile Equipment                                 $ 250,000

Transmission Equipment:
   Towers and Antennas                                     80,000
   Other                                                  200,000

Office Equipment                                           40,000

Computers                                                  40,000

Furniture & Equipment                                      40,000

Licenses & Goodwill                                        83,333

Covenant Not To Compete                                   100,000
                                                          -------

Total Assets                                            $ 833,333
                                                        =========